UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2016, Toys “R” Us, Inc. (the “Company”) and certain of its subsidiaries completed the previously announced $512 million of CMBS financing and $88 million of mezzanine financing, the proceeds of which were used to fund the previously announced redemption of the 8.50% Senior Secured Notes due 2017 of Toys “R” Us Property Company II, LLC (“Propco II”), an indirect wholly-owned subsidiary of the Company. In connection with the CMBS and mezzanine financings, the Company and certain of its subsidiaries entered into the agreements described below.

Mortgage Loan Agreement

On November 3, 2016, Propco II entered into a mortgage loan agreement (the “Mortgage Loan Agreement”), among Propco II, Goldman Sachs Mortgage Company and Bank of America, N.A., providing for a floating-rate loan (the “Loan”) in the initial principal amount of $512 million. The Loan has a three-year initial term expiring in November 2019, and may be extended for two one-year terms at the option of Propco II, subject to certain conditions, including meeting certain ratios at the time of the extension (or alternately, with respect to the first extension option only, having a balance on the Mezzanine Loan described below of less than $41 million) and, in the case of the second extension option, payment of an extension fee. If the Mezzanine Loan described below is outstanding, Propco II may only exercise the extension options on the Loan if the term of the Mezzanine Loan is also extended.

The Loan is secured by, among other things, first mortgage liens on Propco II’s fee simple or leasehold interests in 123 Toys “R” Us, Babies “R” Us and combined Toys “R” Us and Babies “R” Us side-by-side retail properties located in 29 states (the “Properties”). The Properties are master leased from Propco II to Toys “R” Us-Delaware, Inc., a Delaware corporation (“Toys Delaware”) and a wholly-owned subsidiary of the Company, pursuant to an amended and restated master lease agreement (the “Master Lease Agreement”), providing for approximately $67 million of master lease rent per year. Propco II will maintain a lockbox account into which all master lease rents and all other income from the Properties received by Propco II are required to be deposited. The lockbox account, and other reserve accounts established by Propco II, also secure the Loan.

The Loan has been divided into six separate components, designated as “Loan Component A” through “Loan Component F,” having payment priority in the order of their alphabetical designation, such that amortization payments, voluntary prepayments and other payments of principal will first be applied to the outstanding principal amount of Loan Component A before being applied to the other Loan components. Propco II will pay interest on each Loan component monthly at a per annum rate equal to the sum of the spread applicable to such Loan component, plus one-month U.S. LIBOR (subject to a 0% LIBOR floor). The applicable spread and initial principal amount of each Loan component is as follows:

Loan Component	Initial Principal Balance	Spread
Loan Component A	$244,871,000	2.2587%
Loan Component B	$52,100,000	3.1587%
Loan Component C	$39,075,000	4.0087%
Loan Component D	$47,932,000	6.2587%
Loan Component E	$65,126,000	8.7587%
Loan Component F	$62,896,000	12.0087%

Commencing in December 2016, Propco II is required to make monthly repayments of principal based on the amounts set forth on the amortization schedule to the Loan Agreement, which amounts (other than the final amount representing the balance owed at maturity) are between approximately $0.43 million and $0.81 million per month.

The Loan may be prepaid at any time, subject during the first eighteen months of the term to a yield maintenance premium if the aggregate principal balance of the Loan that has been prepaid exceeds a threshold amount. Any voluntary prepayment must be accompanied by a simultaneous and pro-rata prepayment of the Mezzanine Loan. The Mortgage Loan Agreement also provides for mandatory prepayment in certain circumstances.

The Mortgage Loan Agreement requires Propco II to enter into, and maintain in effect, an interest rate cap agreement through the initial term of the Loan and any extension. In accordance with the Mortgage Loan Agreement, Propco II has entered into an interest rate cap agreement with a notional amount of $512 million and a strike rate of 2.50%.

The Mortgage Loan Agreement contains representations and warranties, covenants and events of default customary for mortgage loans funded in connection with a CMBS financing.

Substantially concurrent with the closing of the Loan, the Loan was assigned to TRU Trust 2016-TOYS (the “Trust”), which is currently the sole lender of record. The Trust is a New York common law trust, which issued the commercial mortgage pass-through certificates sold to investors under the CMBS facility (the “Certificates”). The Trust is not an affiliate of the Company or any of the Company’s affiliates. The Certificates, which represent beneficial interests in the Trust, are not securities issued by, or obligations of, the Company or any of the Company’s affiliates.

Mortgage Loan Guaranty

On November 3, 2016, the Company entered into a guaranty (the “Mortgage Loan Guaranty”), pursuant to which the Company agreed to guaranty the payment and performance of liabilities of Propco II under the Mortgage Loan Agreement for damages resulting from certain breaches or actions, including, but not limited to, certain intentional abuses or destruction of the Properties, fraud, intentional misrepresentation, willful misconduct, misappropriation or intentional misapplication of funds, the failure of Propco II to remain a single-purpose entity and certain other violations of the Mortgage Loan Agreement and related loan documents.

The Loan is also fully recourse to Propco II and the Company, jointly and severally, if (i) certain transfers of Property or other collateral in violation of the Mortgage Loan Agreement, including a transfer that results in a prohibited change of control, occur, (ii) certain bankruptcy events occur or (iii) there is any material modification, termination, surrender, waiver or cancellation of the Master Lease Agreement in violation of the Mortgage Loan Agreement.

Mortgage Environmental Indemnity Agreement

As required by the Mortgage Loan Agreement, the Company and Propco II entered into an environmental indemnity agreement (the “Mortgage Environmental Indemnity Agreement”) on November 3, 2016, providing for the indemnification by the Company and Propco II of the lenders under the Mortgage Loan Agreement and certain other indemnified parties (including the servicer of the Loan and the trustee of the Trust) from and against certain environmental losses, liabilities and remediation and other costs with respect to the Properties.

Mezzanine Loan

On November 3, 2016, Giraffe Junior Holdings, LLC (“Giraffe Junior”), an indirect wholly-owned subsidiary of the Company and the owner of 100% of the equity interests in Propco II, entered into a mezzanine loan agreement (the “Mezzanine Loan Agreement”), among Giraffe Junior and certain funds managed by Brigade Capital Management, LP, providing for a fixed-rate loan (the “Mezzanine Loan”) in the initial principal amount of $88 million. The Mezzanine Loan has a three-year initial term expiring in November 2019, and may be extended for two one-year terms at the option of Giraffe Junior, subject to certain conditions substantially similar to the conditions to extending the Loan under the Mortgage Loan Agreement. If the Loan is outstanding, Giraffe Junior may only exercise the extension options if the Loan is also extended.

The Mezzanine Loan accrues interest at a fixed rate per annum equal to 12.50%. There are no amortization payments. The Mezzanine Loan is secured by a first priority pledge of all of Giraffe Junior’s ownership interests in Propco II, together with certain accounts and other related collateral of Giraffe Junior, pursuant to a pledge and security agreement (the “Pledge and Security Agreement”).

The Mezzanine Loan may be prepaid at any time, subject during the first eighteen months of the term to a yield maintenance premium if the aggregate principal balance of the Mezzanine Loan that has been prepaid exceeds a threshold amount. Any voluntary prepayment must be accompanied by a simultaneous and pro-rata prepayment of the Loan. The Mezzanine Loan Agreement also provides for mandatory prepayment in certain circumstances, including prepayment on each monthly payment date of all amounts remaining in the cash management account following payment of monthly debt service and required reserves under the Mortgage Loan and Mezzanine Loan.

The Mezzanine Loan Agreement contains representations and warranties, covenants and events of default customary for mezzanine loans of its type.

Mezzanine Guaranty Agreement

On November 3, 2016, the Company entered into a guaranty (the “Mezzanine Loan Guaranty”), pursuant to which the Company agreed to guaranty the payment and performance of certain liabilities of Giraffe Junior under the Mezzanine Loan Agreement. The terms of the Mezzanine Loan Guaranty with respect to the Mezzanine Loan are substantially similar to the terms of the Mortgage Loan Guaranty with respect to the Loan.

Mezzanine Environmental Indemnity Agreement

As required by the Mezzanine Loan Agreement, the Company and Giraffe Junior entered into an environmental indemnity agreement (the “Mezzanine Environmental Indemnity Agreement”) on November 3, 2016, providing for the indemnification by the Company and Giraffe Junior of the lenders under the Mezzanine Loan Agreement and certain other indemnified parties on substantially similar terms as those provided by the Mortgage Environmental Indemnity Agreement.

The foregoing descriptions of the Mortgage Loan Agreement, Mortgage Loan Guaranty, Mortgage Environmental Indemnity Agreement, Mezzanine Loan Agreement, Mezzanine Loan Guaranty, Mezzanine Environmental Indemnity Agreement and the Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K dated October 4, 2016, Propco II issued a conditional notice of redemption (the “Redemption Notice”) to the holders of Propco II’s 8.50% Senior Secured Notes due 2017 (the “2017 Notes”), notifying those holders of the redemption of all outstanding 2017 Notes, subject to the satisfaction of the conditions precedent stated in the Redemption Notice. On November 3, 2016, all conditions precedent stated in the Redemption Notice were satisfied. Accordingly, all outstanding 2017 Notes have been redeemed, the indenture relating to the 2017 Notes has been satisfied and discharged in accordance with its terms and the liens on collateral securing the 2017 Notes have been automatically released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Agreement, dated November 3, 2016, among Toys “R” Us Property Company II, LLC, Goldman Sachs Mortgage Company and Bank of America N.A.

10.2	Guaranty, dated November 3, 2016, by Toys “R” Us, Inc.

10.3	Environmental Indemnity Agreement, dated November 3, 2016, by Toys “R” Us Property Company II, LLC and Toys “R” Us, Inc.

10.4	Mezzanine Loan Agreement, dated November 3, 2016, among Giraffe Junior Holdings, LLC, Giraffe Junior and certain funds managed by Brigade Capital Management, LP

10.5	Guaranty (Mezzanine Loan), dated November 3, 2016, by Toys “R” Us, Inc.

10.6	Environmental Indemnity Agreement (Mezzanine Loan), dated November 3, 2016, by Giraffe Junior Holdings, LLC and Toys “R” Us, Inc.

10.7	Pledge and Security Agreement (Mezzanine Loan), dated November 3, 2016, by Giraffe Junior Holdings, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: November 4, 2016	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President – Chief Financial Officer